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                                                                   EXHIBIT 3.1.2


                            CERTIFICATE OF AMENDMENT
                  OF THE RESTATED ARTICLES OF INCORPORATION OF
                               CISCO SYSTEMS, INC.
                            A CALIFORNIA CORPORATION



         The undersigned, John T. Chambers and Larry R. Carter, hereby certify that:

         ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

         TWO: The Restated Articles of Incorporation of said corporation, filed on January 7, 1998, shall be amended as set forth in this Certificate of Amendment.

         THREE: Section A of ARTICLE IV of the Restated Articles of Incorporation is amended to read in its entirety as follows:

                  "(A) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is Ten Billion Five Million (10,005,000,000) shares. Ten Billion (10,000,000,000) shares shall be Common Stock, par value of $0.001, and Five Million (5,000,000) shares shall be Preferred Stock.

                                      * * *

         FOUR: The foregoing Certificate of Amendment has been duly approved by the Board of Directors of the Corporation.

         FIVE: The foregoing Certificate of Amendment has been duly approved by the requisite number of shares of the Corporation in accordance with Sections 902 and 903 of the California Corporation Code. The total number of shares entitled to vote with respect to the foregoing amendment was 3,290,189,804 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock. No shares of Preferred Stock are outstanding.


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         IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Amendment on November 10, 1999.



                                              /s/ JOHN T. CHAMBERS
                                              ---------------------------------
                                              John T. Chambers
                                              President



                                              /s/ LARRY R. CARTER
                                              ---------------------------------
                                              Larry R. Carter
                                              Secretary

         The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Amendment and know the contents thereof, and that the statements therein are true.

         Executed at San Jose, California, on November 10, 1999.


                                              /s/ JOHN T. CHAMBERS
                                              ---------------------------------
                                              John T. Chambers


                                              /s/ LARRY R. CARTER
                                              ---------------------------------
                                              Larry R. Carter